UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2011

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware	000-53705	98-0513637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 FM 2673 Canyon Lake, Texas 78133
(Address of principal executive offices) (Zip Code)

(830) 899-7962
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On March 8, 2011 COPsync, Inc. (the "Company") engaged Morrill & Associates, LLC, Certified Public Accountants, as our independent registered public accounting firm. The decision to engage Morrill & Associates, LLC was approved by our board of directors. This decision followed our board of directors’ dismissal of Chisholm, Bierwolf, Nilson & Morrill, LLC (“Chisholm”) as our independent registered public accounting firm, as previously reported.

During the two most recent fiscal years ended December 31, 2009 and 2008, and through the date of engagement, neither we nor anyone on our behalf consulted with Morrill & Associates, LLC regarding either:

(a)	the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Morrill & Associates, LLC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(b)	any matter that was either the subject of a disagreement or a reportable event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPSYNC, Inc.

Dated: March 9, 2011	By:	/s/ Barry W. Wilson
	Name:	Barry W. Wilson
	Title:	Chief Financial Officer